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                                                                   Exhibit 23(b)

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Merrill Lynch & Co., Inc. and subsidiaries ("Merrill Lynch") on Form S-3 of our report dated February 23, 1998 (December 10, 1998 as to Note 1, paragraphs 1 and 2), appearing in the Current Report on Form 8-K dated
December 10, 1998 and to the incorporation by reference of our report dated February 23, 1998 appearing on page 72 of the Annual Report on Form 10-K of Merrill Lynch for the year ended December 26, 1997 and to the reference to us under the heading "Experts" in the Prospectuses, which are a part of this Registration Statement. We also consent to the inclusion as Exhibit 99(a) to this Registration Statement of our report dated February 23, 1998 (December
10, 1998 as to Ratio of Earnings to Fixed Charges, paragraph 1 and note a, and Ratio of Earnings to Combined Fixed Charges and Preferred Stock
Dividends, paragraph 1 and note a), relating to information under the captions "Ratio of Earnings to Fixed Charges" and "Ratio of Earnings to Combined Fixed Charges and Preferred Stock Dividends" for each of the five years in the period ended December 26, 1997 appearing in the Prospectus relating to Debt Securities, Warrants, Preferred Stock, Depositary Shares and Common Stock, and information under the caption "Ratio of Earnings to Fixed Charges" for each of the five years in the period ended December 26, 1997 appearing in the Prospectus relating to STRYPES-SM-, in the Prospectus relating to Trust Preferred Securities and in the Prospectuses relating to other securities, each of which is a part of this Registration Statement. We also consent to the inclusion as Exhibit 99(b) to this Registration Statement of our report dated February 23, 1998 (December 10, 1998 as to Selected Financial Data, paragraph 1 and note a) relating to the Selected Financial Data under the captions "Operating Results", "Financial Position" and "Common Share Data" appearing in the Current Report on Form 8-K dated December 10, 1998 of
Merrill Lynch.

/s/ Deloitte & Touche LLP


New York, New York
December 10, 1998